Exhibit 4.1

Execution Copy

QWEST COMMUNICATIONS INTERNATIONAL INC.

8.00% Senior Notes due 2015

Third Supplemental Indenture

Dated as of September 17, 2009

U.S. BANK NATIONAL ASSOCIATION,
 as Trustee

TABLE OF CONTENTS

		Page

ARTICLE I.

THE 8.00% SENIOR NOTES DUE 2015

SECTION 1.01.	Designation of Notes	2
SECTION 1.02.	Other Terms of the Notes	2

ARTICLE II.

APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION

SECTION 2.01.	Appointment of U.S. Bank National Association	2
SECTION 2.02.	Acceptance of Trustee	2
SECTION 2.03.	Qualification of Trustee	3
SECTION 2.04.	Notice	3

ARTICLE III.

AMENDMENTS TO THE INDENTURE

SECTION 3.01.	Amendments to the Indenture	3

ARTICLE IV.

MISCELLANEOUS

SECTION 4.01.	Amendment and Supplement	6
SECTION 4.02.	Indenture	6
SECTION 4.03.	Governing Law	6
SECTION 4.04.	No Adverse Interpretation of Other Agreements	6
SECTION 4.05.	Successors and Assigns	7
SECTION 4.06.	Duplicate Originals	7
SECTION 4.07.	Severability	7

i

Exhibits

EXHIBIT A	-	FORM OF SENIOR NOTE
EXHIBIT B-		CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES
EXHIBIT C	-	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION TO TRANSFERS PURSUANT TO REGULATION S
EXHIBIT D	-	FORM OF GUARANTEE

THIRD SUPPLEMENTAL INDENTURE dated as of September 17, 2009 (this “Supplemental Indenture”) by and among QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the “Company”), the Guarantors named in the Base Indenture (as defined below) and U.S. BANK NATIONAL ASSOCIATION, as trustee with respect to the Notes (as defined below) (the “Trustee”).  The Trustee, and each other trustee appointed as such with respect to the Securities (as defined below) of any series issued under the Indenture (as defined below), shall be the “Trustee” (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture and/or any supplement thereto).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes:

WHEREAS, the Company, the Guarantors and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), are parties to that certain Indenture dated as of February 5, 2004 (the “Base Indenture,” as amended and supplemented by the First Supplemental Indenture by and among the Company, the Guarantors and the Trustee dated as of June 17, 2005, the Second Supplemental Indenture by and among the Company, the Guarantors and the Trustee dated as of June 23, 2005 and this Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of senior debt securities (“Securities”) to be issued in one or more series.

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities, designated as its 8.00% Senior Notes due 2015 (the “Notes”), in an initial aggregate principal amount of $550,000,000.  The Notes shall be substantially in the form attached hereto as Exhibit A.  Capitalized terms used in this Supplemental Indenture but not defined herein shall have the meanings set forth in the Base Indenture.

WHEREAS, Section 10.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Additional Notes as permitted by Section 2.15 of the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I.

THE 8.00% SENIOR NOTES DUE 2015

SECTION 1.01.                                         Designation of Notes.

Pursuant to this Supplemental Indenture, there is hereby designated a series of Additional Notes under the Indenture entitled “8.00% Senior Notes due 2015.”  The Notes shall be in the form of Exhibit A hereto.  The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.  Subject to the terms in the Indenture, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time.  For all purposes under the Indenture, the term “Notes” shall include the Notes and any other Notes issued after the date hereof under the Indenture.

SECTION 1.02.                                         Other Terms of the Notes.

Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the form of Note set forth in Exhibit A hereto and as provided in the Indenture, as supplemented hereby.

The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE II.

APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION

SECTION 2.01.                                         Appointment of U.S. Bank National Association.

The Company hereby appoints the Trustee as trustee under the Indenture with respect to the Notes and each other series of Securities for which the Trustee shall be appointed by the Company pursuant to the Indenture, to act as Trustee under the Indenture, and confirms to the Trustee all of the rights, powers, and trusts of a Trustee under the Indenture with respect to the Notes and each other series of Securities for which the Trustee shall be appointed by the Company to act as Trustee under the Indenture.  The Company shall execute and deliver such further instruments and do such other things as the Trustee may reasonably require to more fully and certainly vest and confirm in the Trustee all the rights, trusts, and powers hereby delivered and confirmed upon the Trustee hereunder and under the Indenture.

SECTION 2.02.                                         Acceptance of Trustee.

The Trustee hereby accepts its appointment as trustee with respect to the Notes and shall hereby be vested with all of the authority, rights, powers, trusts, immunities, duties, benefits and obligations of a Trustee under the Indenture.

SECTION 2.03.                                         Qualification of Trustee.

The Trustee hereby represents and warrants to the Company that the Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, and Section 7.10 of the Indenture to act as trustee with respect to the Notes under the Indenture.

SECTION 2.04.                                         Notice.

Any notice or communications by the Trustee is duly given if in writing and delivered in person or mailed by certified mail to:

U.S. Bank National Association
950 17th Street, Suite 1200
Denver, CO 80202
Attn: Corporate Trust Services

ARTICLE III.

AMENDMENTS TO THE INDENTURE

SECTION 3.01.                                         Amendments to the Indenture.

Pursuant to Section 10.01(a) and (f) of the Base Indenture, the Indenture is hereby amended as follows:

(a)           the definition of “Reference Treasury Dealer” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes as follows:

“‘Reference Treasury Dealer’ means Citigroup Global Markets Inc. and its respective successors or any of its affiliates; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, QCII shall substitute therefor another Primary Treasury Dealer.”

(b)           the definition of “Credit Agreement” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof as follows:

“‘Credit Agreement’ means the Credit Agreement dated as of October 21, 2005 among QCII, QSC, Wachovia Bank, National Association, as administrative agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, restated, supplemented or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

(c)           the definition of “Restricted Notes Legend” in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof as follows:

“‘Restricted Notes Legend’ means the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR IS NOT A U.S. PERSON, AS SUCH TERM IS DEFINED IN RULE 902 UNDER THE SECURITIES ACT, AND IS PURCHASING THE NOTES IN ACCORDANCE WITH REGULATION S; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE DEPOSITORY, UPON DIRECTION FROM THE TRUSTEE, SHALL HAVE TRANSFERRED THE BENEFICIAL INTEREST REPRESENTED HEREBY TO A SECURITY POSITION BEARING AN UNRESTRICTED CUSIP NUMBER, FOLLOWING THE COMPANY’S INSTRUCTION TO THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE

AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(d)          in Section 2.01(b) of the Base Indenture the following language and, unless otherwise provided below, any reference in the Base Indenture to any terms defined therein, is hereby deleted in its entirety but only insofar as such language relates to the Notes and any other series of Securities originally issued after the date hereof:

“or Regulation D, and to institutional “Accredited Investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“IAI”s), in accordance with certain transfer restrictions.”

“In connection with any transfer following the Issue Date pursuant to Section 2.14(a), upon receipt of a Company order, the Trustee shall authenticate in accordance with Section 2.02, one or more permanent Global Notes substantially in the form set forth in Exhibit A-1 or Exhibit A-2, as applicable (collectively, the “IAI Global Note” and, together with the QIB Global Note, the “U.S. Global Notes”).”

(e)           Section 2.14(a) of the Base Indenture is hereby deleted in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof and replaced with the following:

“(a)         [Reserved]”

(f)            Section 2.14(b)(i)(x) of the Base Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof as follows:

“(x) the requested transfer is after the first anniversary of the date such Transfer Restricted Note was originally issued; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Transfer Restricted Note, or portion thereof, at any time on or prior to the first anniversary of the Issue Date or”

(g)           in Section 2.14(c) of the Base Indenture, each reference therein to “U.S. Global Note” shall be amended insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof to refer to “QIB Global Note,” or “QIB Global Notes” as required.

(h)           Section 2.16 of the Base Indenture shall be added with respect to the Notes and any other series of Securities originally issued after the date hereof as follows:

“Section 2.16         Removal of the Restricted Notes Legend

The Restricted Notes Legend shall be deemed removed from the face of any Transfer Restricted Note without further action of the Company, the Trustee or the Holder of such Note at such time as the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the Restricted Notes Legend may be removed because such Transfer

Restricted Note may be resold to the public in accordance with Rule 144 under the Securities Act or any successor provision thereof (“Rule 144”) without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Issuer.  Upon receipt of such Officer’s Certificate the Trustee shall direct the Depository to transfer the beneficial interest in the Global Note representing such Note to a security position bearing an unrestricted CUSIP and take such further action as may be reasonably required to cause the Depository to effect such transfer.”

(i)            clause (c) of Section 4.06(b)(iv) of the Base Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes as follows:

“(c) the Additional Notes issued pursuant to the Third Supplemental Indenture dated as of September 17, 2009;”

(j)           Article VIII of the Base Indenture is hereby deleted in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof and replaced with the following:

“ARTICLE VIII

[Reserved]”

ARTICLE IV.

MISCELLANEOUS

SECTION 4.01.                                         Amendment and Supplement.

This Supplemental Indenture or the Notes may be amended or supplemented as provided for in the Indenture.

SECTION 4.02.                                         Indenture.

In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

SECTION 4.03.                                         Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture and the Notes of the Series created hereby.

SECTION 4.04.                                         No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

SECTION 4.05.                                         Successors and Assigns.

All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

SECTION 4.06.                                         Duplicate Originals.

This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

SECTION 4.07.                                         Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST COMMUNICATIONS INTERNATIONAL INC.
QWEST SERVICES CORPORATION
QWEST CAPITAL FUNDING, INC.

By:	/s/ Rahn K. Porter
Name: Rahn K. Porter
Title: Senior Vice President and Treasurer for Qwest

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Sandra L. Richelmy
Name: Sandra L. Richelmy
Title: Assistant Vice President

S-1

EXHIBIT A-1

[FORM OF FACE OF INITIAL NOTE]

[GLOBAL NOTES LEGEND](1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[RESTRICTED NOTES LEGEND](2)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE IN-VESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR IS NOT A U.S. PERSON, AS SUCH TERM IS DEFINED IN RULE 902 UNDER THE SECURITIES ACT, AND IS PURCHASING THE NOTES IN ACCORDANCE WITH REGULATION S; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE, OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR (C) TO A QUALIFIED INSTITUTIONAL

(1)           Include only on Notes issued in global form.

(2)           This legend will be deemed removed from the face of any Note without further action of the Issuer, the Trustee or the Holder of such Note at such time the Issuer notifies the Trustee that this legend may be removed pursuant to the terms of the Indenture.

A-1-1

BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE DEPOSITORY, UPON DIRECTION FROM THE TRUSTEE, SHALL HAVE TRANSFERRED THE BENEFICIAL INTEREST REPRESENTED HEREBY TO A SECURITY POSITION BEARING AN UNRESTRICTED CUSIP NUMBER, FOLLOWING THE COMPANY’S INSTRUCTION TO THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY IN ACCOR-DANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RE-SERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.  NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.](3)

(3)          This legend to appear only on Temporary Regulation S Global Notes.

A-1-2

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 1801 CALIFORNIA STREET, DENVER, CO 80202, ATTENTION: CHIEF FINANCIAL OFFICER.

8.00% SENIOR NOTE DUE 2015

No.	CUSIP No. *

$

QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the “Company”), promises to pay to                          , or its registered assigns, the principal sum of             in U.S. Dollars on October 1, 2015.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

* At such time as the Private Placement Legend may be removed pursuant to the terms of Section 2.16 of the Indenture (as defined below), the CUSIP number for this Note shall be deemed to be CUSIP No.  [                    ].

A-1-3

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

by
Authorized Signatory

A-1-4

[FORM OF REVERSE SIDE OF NOTE]

8.00% Senior Note due 2015

1.             Interest

QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) dated September 17, 2009 by and among the Company, the Guarantors and the Initial Purchasers (as such is defined in the Registration Rights Agreement).

The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year commencing on April 1, 2010.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of this Note.  Interest will be computed on the basis of a 360-day year comprised of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.             Method of Payment

The Company will pay interest (except defaulted interest) on and Additional Interest, if any, in respect of this Note to the Persons who are registered holders of this Note at the close of business on the March 15 or September 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender this Note to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.             Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders.  The Company may act as Paying Agent, Registrar or co-registrar.

4.             Indenture

This Note is issued under an Indenture dated as of February 5, 2004, among the Company, the Guarantors and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture among the Company, the Guarantors and the Trustee dated June 17, 2005 (the “First Supplemental Indenture”), the Second Supplemental Indenture among the Company, the Guarantors and the Trustee dated June 23,

A-1-5

2005 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture among the Company, the Guarantors and the Trustee dated September 17, 2009 (the “Third Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  This Note is part of the series of the Company’s 8.00% Senior Notes due 2015, and this Note is being issued as part of an issuance of Additional Notes under the Indenture.  Additional Notes of the same or a different series may be issued in an unlimited amount subject to compliance with Section 4.06 of the Indenture.  For purposes of this Note, references to the Notes include the Notes, Additional Notes and Exchange Notes issued in exchange for such Notes and Additional Notes pursuant to the Indenture.  However, to the extent provided in the Indenture, all Notes, Additional Notes of the same series and Exchange Notes issued in exchange therefor will be considered together part of a single series of Notes and may be considered a part of a single class of Notes with any Additional Notes issued under the Indenture for certain purposes.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, including in the event of a conflict with this Note, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are the senior obligations of the Company.  The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; Liens; and consolidations, mergers and transfers of all or substantially all of the Company’s or a Guarantor’s assets.  In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.             Optional Redemption

(i)  Except as set forth below, the Notes may not be redeemed prior to October 1, 2012.  At any time on or after October 1, 2012, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Price

2012	104.000%
2013	102.000%
2014 and thereafter	100.000%

(ii)           In addition, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of (A) the applicable percentage set forth above of the principal amount of the Notes

A-1-6

being redeemed as of October 1 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months) plus (B) all required interest payments due on such Notes through October 1 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, plus in each case accrued interest to the redemption date.

(iii)          Notwithstanding the foregoing, at any time prior to October 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 108% of the principal amount thereof, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions to the Company in respect of Qualified Equity Interests or one or more public or private sales by the Company of Qualified Equity Interests (other than proceeds from a sale to any of the Company’s Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that:

(a)           at least 65% in aggregate of the originally issued principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and

(b)           the sale of such Qualified Equity Interests is made in compliance with the terms of the Indenture.

6.             Notices of Redemption

Except as otherwise provided in the Indenture or herein, notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address all in accordance with the Indenture.  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part; provided that any redemption pursuant to paragraph 5(iii) shall be effected on a pro rata basis.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

7.             Repurchase at the Option of the Holder

(a)           Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest

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payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

(b)           If the Company or a Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will commence an offer to all Holders of Notes and all holders of certain other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes) and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and such other Indebtedness surrendered by the Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.             Guarantees

All obligations in respect of this Note have been fully and unconditionally guaranteed by Qwest Capital Funding, Inc. (“QCF”) and Qwest Services Corporation (“QSC”) on a joint and several basis pursuant to the Indenture.  As of the original issue date with respect to this Note, in accordance with the terms of the Indenture, there is no Collateral securing the Notes or the guarantees thereof.

The guarantee by QCF of the Notes will be a senior unsecured guarantee, ranking pari passu in right of payment with all other unsubordinated obligations of QCF and ranking senior in right of payment to all existing and future obligations of QCF that are expressly subordinated to the QCF guarantee.

The guarantee by QSC of the Notes will be a senior unsecured guarantee, ranking pari passu in right of payment with all other unsubordinated obligations of QSC and ranking senior in right of payment to all existing and future obligations of QSC that are expressly subordinated to the QSC guarantee.

9.             Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other

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things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10.           Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.           Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof).  After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

12.           Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company and the Guarantors at any time may terminate some or all of its obligations under the Indenture, the Notes Guarantees, the Registration Rights Agreement and the Notes if the Company deposits with the Trustee, cash in U.S. legal tender or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.           Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes or the Notes Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including the February Notes and any Additional Notes), voting as a group, and (ii) any existing default or noncompliance with any provision of the Indenture, the Notes or the Notes Guarantees (other than payment of principal, premium, if any, Additional Interest, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to release any Guarantor from any of its obligations under its applicable Note Guarantee or the Indenture (to the extent permitted by the Indenture) to make any change that would provide any additional rights or benefits to the Holders of Notes or that, as determined

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by the Board of Directors of the Company in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Notes or the Notes Guarantees, to conform the Indenture to the “Description of Notes” contained in the offering memorandum relating to the Initial Notes, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide assets as collateral and to add additional guarantees.

14.           Defaults and Remedies

Under the Indenture (and subject to the terms of the Indenture), an Event of Default occurs if there is:  (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company (A) to comply with the provisions of Sections 4.11 and 5.01 of the Indenture or (B) for 45 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any other agreement or covenant of the Indenture; (iv) default under any Debt Instrument under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any of its Restricted Subsidiaries (other than QCC to the extent that none of QSC, the Company or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (iv) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default: (A) is caused by a failure to pay when due principal on such Indebtedness at the final maturity thereof; (B) results in the acceleration of such Indebtedness prior to its express final maturity or (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A), (B) or (C) has occurred and is continuing, aggregates more than $100.0 million; (v) one or more final and non-appealable judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QSC, the Company or any of its Restricted Subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vi) QSC, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (D) makes a general assignment for the benefit of its creditors; (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (A) is for relief against QSC, the Company or any Significant Subsidiary as debtor in an involuntary case, (B) appoints a Custodian of QSC, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (C) orders the liquidation of QSC, the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or (viii) (A) any Note Guarantee shall be held in a judicial proceeding before a court of

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competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (B) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.           Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.           No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, or stockholder of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Notes Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes and Notes Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Notes Guarantees.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.           Governing Law

THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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18.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.           Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 California Street
Denver, Colorado  80202
Attention of Secretary

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                        agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Note.

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EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

Reference is hereby made to that certain indenture dated February 5, 2004 (the “Base Indenture”) among Qwest Communications International Inc. (the “Company”), the Guarantors (as defined therein) and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as amended and supplemented by the First Supplemental Indenture among the Company, the Guarantors and U.S. Bank National Association (the “Trustee”) dated June 17, 2005 (the “First Supplemental Indenture”), the Second Supplemental Indenture among the Company, the Guarantors and the Trustee dated June 23, 2005 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture among the Company, the Guarantors and the Trustee dated September 17, 2009 (the “Third Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                   principal amount of Notes held in (check applicable space)          book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐            has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐            has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding periods referred to in Rule 144 under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to the Company or any of its subsidiaries; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)	☐	in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, or 4.11 of the Indenture, check the box:

☐	4.09 Asset Sale	☐	4.11 Change of Control Offering

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.11 of the Indenture, state the amount: $            .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION

WITH TRANSFERS PURSUANT TO REGULATION S]

Qwest Communications International Inc.

1801 California Street

Denver, Colorado 80202

Attention: Chief Financial Officer

Re:	Qwest Communications International Inc. (the “Company”)
8.00% Senior Notes due 2015 (the “Notes”)

Dear Ladies and Gentlemen:

This letter relates to U.S. $                               principal amount of Notes represented by a Note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of February 5, 2004, as amended and supplemented by a First Supplemental Indenture dated as of June 17, 2005, a Second Supplemental Indenture dated as of June 23, 2005 and a Third Supplemental Indenture dated as of September 17, 2009 (the “Indenture”) relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

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EXHIBIT D

[FORM OF GUARANTEE]

Each undersigned Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each referred to as the “Guarantor,” which term includes any successor person under the Indenture) hereby unconditionally and irrevocably, jointly and severally, guarantees as a primary obligor and not merely as a surety (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.02 of the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

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IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be signed by its duly authorized officer.

[NAME OF GUARANTOR]

By:
Name:
Title:

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